Exhibit 23.1

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated September 28, 2010, relating to the consolidated financial statements which appears in Verecloud, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Littleton, Colorado

October 8, 2010